EXHIBIT 10.2

                            POOL ENERGY SERVICES CO.

                          1999 LONG-TERM INCENTIVE PLAN

SECTION 1. NAME

     The name of the plan is the Pool Energy Services Co. 1999 Long-term Incentive Plan (the "Plan").

SECTION 2. PURPOSE

     The purpose of the Plan is to assist Pool Energy Services Co. (the "Company") and its Affiliates in attracting and retaining qualified individuals to serve as executive officers of the Company and to encourage such executive officers to protect and increase shareholder value by aligning the interests of the executive officers with those of the shareholders.

SECTION 3. PLAN PERIOD

     The Plan shall be effective for the three-year period beginning January 1, 1999 and ending December 31, 2001 (the "Plan Period").

SECTION 4. DEFINITIONS

     The following words shall have the indicated meanings unless otherwise required by the context:

     a. "Affiliate" means any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of at least thirty-five percent (35%).

     b. "Award" means the dollar amount granted to a Participant, calculated in accordance with the provisions of Section 7 of the Plan.

     c. "Base Salary" means the base salary of a Participant at the beginning of the Plan Period as specified in the personnel and payroll records of the employing Affiliate.

     d. "Cause" means (1) the willful and continued failure by a Participant to substantially perform his duties with the Company or employing Affiliates (other than any such failure resulting from his incapacity due to physical or mental illness) or (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For this purpose, no act or failure to act shall be deemed willful unless done in other than good faith and without reasonable belief that the action or omission was in the best interest of the Company.

     e. "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company, in its capacity as the committee administering this Plan as provided for in Section 6 of the Plan, as such committee may be constituted from time to time.

     f. "Dividends" means the total of dividends per share of common stock paid during the Plan period.

     g. "EBITD" means earnings before Interest, Income Tax Provision (Credit), Depreciation and Amortization and Minority Interest for the Plan Period as reflected in the audited financial statements of the Company.

     h. "Participant" means the incumbent of any of the following positions:

          Level I:     Chairman, President and Chief Executive Officer

          Level II:    Group Vice President, International Operations Senior
                       Vice President, Finance Senior Vice President, Eastern U.
                       S.  Operations  Senior  Vice  President,  Western  U.  S.
                       Operations

          Level III:   Vice  President,   Gulf  Offshore  Operations  Vice
                       President,     Alaska    Operations    Vice    President,
                       International   Operations  Support  Vice  President  and
                       General Counsel Vice President, Human Resources

     i. "Peer Group" means Baker Hughes Incorporated; BJ Services Company; Daniel Industries, Inc.; Global Marine Inc.; Halliburton Company; Helmerich & Payne, Inc.; Key Energy Group, Inc.; McDermott International, Inc.; Nabors Industries, Inc.; Parker Drilling Company; Petroleum Geo-Services A/S; Pride International, Inc.; Rowan Companies, Inc.; Schlumberger Ltd.; Smith International, Inc.; Tidewater, Inc.; Transocean Offshore, Inc.; Tuboscope, Inc.; Varco International, Inc.; Weatherford Inc.; and the Company. If during the Plan Period a Peer Group company ceases to exist or changes to such an extent that, in the opinion of the Compensation Committee, it no longer qualifies as a Peer Group company, then the Total Return to Shareholders for such company shall be deemed to be the average Total Return to Shareholders of the other companies in the Peer Group.

     j. "Restricted Stock" means Restricted Stock as defined in the Pool Energy Services Co. 1993 Employee Stock Incentive Plan (the "Stock Plan").

     k. "Retirement" means leaving the employment of the Company or an Affiliate, other than for Cause, after attaining the age of fifty-five and after having completed not less than five years employment with the Company or an Affiliate.

     l. "S&P 500 Performance" means the change over the Plan Period in the value of the S&P 500 Index (the "Index") divided by the value of the Index at the beginning of the Plan Period, such value to be based on the average of the closing values of the Index on the twenty trading days ended on the last trading day preceding the Plan Period, with all such closing values as published in the Wall Street Journal.




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



     m. "Stock Appreciation" means the change over the Plan Period in the value of a share of common stock, measured as the difference between (1) the average of the closing prices of the stock on the twenty trading days ended on the last trading day preceding the Plan Period and (2) the average of the closing prices of the stock on the twenty trading days ending on the last trading day in the Plan Period, all such closing prices as reported on the principal securities exchange on which such stock is listed or admitted to trading, or if a stock is not listed or admitted to trading on any such exchange but is traded over-the-counter and reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any similar system then in use, then as reported on that system.

     n. "Target Amount" means the amount determined by multiplying the "Target Number of Shares" by the "Fair Market Value" of a share, where:

          (1) "Target Number of Shares" is the number of shares of the Company's common stock that would be awarded to a Participant if all four of the performance goals designated in Section 7 hereof as "Target" were achieved but not exceeded.

          (2) "Fair Market Value" means Fair Market Value as defined in the Pool Energy Services Co. 1993 Stock Incentive Plan on the date on which the Target Amount becomes payable.

     o. "Total Return to Shareholders" means the sum of Dividends and Stock Appreciation divided by the value of a share of common stock at the beginning of the Plan Period, such value to be based on the average of the closing prices of the stock on the twenty trading days ended on the last trading day preceding the Plan Period, with all such closing prices as reported on the securities exchange or over-the-counter systems specified in Paragraph 4.m. hereof.

SECTION 5. ELIGIBILITY

     The persons who shall be eligible to receive Awards shall be full-time salaried employees of the Company or any of its Affiliates, including directors of the Company who are full-time salaried employees, who are incumbents of the position of President or of any vice president's position including Vice President, Group Vice President and Senior Vice President.

SECTION 6. ADMINISTRATION

     The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Compensation Committee. All questions of interpretation or application of the Plan or of an Award shall be subject to the determination of the Compensation Committee, which determination shall be final and binding upon all parties. The Compensation Committee shall make Awards to Participants in accordance with the provisions of Section 7 of the Plan. The Compensation Committee may increase or decrease the amount of an Award payable to any Participant when in the judgment of the Compensation Committee the Award otherwise payable would be excessive or inadequate in view of the Participant's contribution to achieving the purpose of the Plan.



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



     Subject to the express provisions of the Plan, the Compensation Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan, (b) to make all determinations necessary or advisable for administering the Plan, and (c) to exercise any other powers conferred on the Committee by the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem proper, and it shall be the sole and final judge of such propriety. The Compensation Committee may amend or, subject to the provisions of Sections 11 and 12 hereof, terminate the Plan at any time. The determinations of the Compensation Committee on the matters referred to in this
Section 6 shall be final and conclusive.

SECTION 7. CALCULATION OF AWARDS

     a. EBITD. For each of the following conditions that is met, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

               Condition                                                    Percentage
----------------------------------------     -------------------------------------------------------------
                                                 Level I                Level II             Level III
                                              Participants            Participants          Participants
                                              ------------            ------------          ------------
(1)  EBITD is less than                           None                    None                  None
      $317.77 million.

(2)  EBITD is $317.77                             7.5%                     5%                  3.125%
       million.

(3)  EBITD is $333.15                              15%                    10%                   6.25%
       million. (Target)

(4)  EBITD is $365.39                             22.5%                   15%                  9.375%

     If EBITD falls between two of the above levels, the percentage of Base Salary will be calculated on the basis of straight-line interpolation between the two levels.

     b. Total Return to Shareholders ("TRS") compared to Peer Group. If the TRS achieved by the Company exceeds the TRS achieved by the following number of the companies in the Peer Group, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

          Number of Companies                                        Percentage
----------------------------------------     -------------------------------------------------------------
                                                 Level I                Level II             Level III
                                              Participants            Participants          Participants
                                              ------------            ------------          ------------
6 or less                                         None                    None                  None

7,8,9,10
11, 12, or 13  (Target)                            15%                    10%                   6.25%

14 or more                                        22.5%                   15%                  9.375%


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



     In the event that a Peer Group company ceases to exist, is acquired by or merged with another entity, or otherwise becomes inappropriate for inclusion in the Peer Group during the Plan Period, such company shall be removed from the Peer Group, and its Total Return to Shareholders shall be replaced by the average Total Return to Shareholders of the companies remaining in the Peer Group.

     c. Stock Appreciation. For each of the following conditions that is met, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

                Condition                                             Percentage
----------------------------------------     -------------------------------------------------------------
                                                          Level I            Level II          Level III
                                                       Participants        Participants       Participants
                                                       ------------        ------------       ------------
Company's Stock Appreciation is:
         Less than 25%                                     None                None               None
             25%                                            7.5%                5%               3.125%
             50% (Target)                                  15%                 10%               6.25%
             75%                                           22.5%               15%               9.375%

     If the Company's Stock Appreciation falls between two of the above levels, the percentage of Base Salary will be calculated on the basis of straight-line interpolation between the two levels.

     d. Total Return to Shareholders compared to S&P 500 Performance. For each of the following conditions that is met, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

                         Condition                                             Percentage
-------------------------------------------------------     -------------------------------------------------
                                                                Level I          Level II        Level III
                                                              Participants     Participants    Participants
                                                              ------------     ------------    ------------
          If the Company's Total Return to Shareholders as a
               percent of S&P 500 Performance is:
                       Less than 85%                              None             None            None
                            85%                                   7.5%              5%            3.125%
                           100% (Target)                         15%               10%             6.25%
                           105%                                  22.5%             15%            9.375%

     If the Company's Total Return to Shareholders as a percent of S&P 500 Performance falls between two of the above levels, the percentage of Base Salary will be calculated on the basis of straight-line interpolation between the two levels.


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



SECTION 8. PAYMENT OF AWARDS

     a. Except as provided in Paragraphs c. and d. of this Section 8, a Participant's Award shall be paid, no later than the March 15th first following the close of the Plan Period, in Restricted Stock subject to the restrictions specified in Section 9 hereof and in accordance with the provisions of the Stock Plan. The number of shares of Restricted Stock so awarded will be determined by dividing the dollar amount of the Award calculated under Section 7 hereof by the fair market value of a share of the Company's common stock, where such fair market value is equal to the average of the closing prices of the Company's common stock on the twenty trading days ended on the last trading day preceding the Plan Period, with all such closing prices as reported on the securities exchange or over-the-counter system specified in Paragraph 4.1. hereof.

     b. In the event that a sufficient number of shares to meet the requirements of Paragraph 8.a. is not available under the Stock Plan, a portion of the Award will be paid in cash as follows:

          (1) The portion of the Award to be paid in Restricted Stock will be determined by (a) multiplying the fair market value of a share of the Company's common stock, as described in Paragraph 8.a., by the number of shares available under the Stock Plan and (b) allocating to each participant a percentage of the amount so determined, which percentage shall equal the Participant's Award divided by the total of all Awards.

          (2) The portion of the Award to be paid in cash will be determined by subtracting from each Participant's Award the amount to be paid to that Participant in Restricted Stock under Paragraph 8.b.(1).

     c. In the event that an individual, by reason of death, total disability, Retirement or redundancy, ceases to be a Participant during the Plan Period, any Award granted to such Participant shall be paid as specified in Paragraph 10.b.

     d. In the event that a Participant's employment or the Plan is terminated or constructively terminated following a Change in Control of the Company, as hereinafter defined, Awards shall be paid as specified in Section 11 hereof.

     e. Awards due to Participants who die prior to payment shall be paid to the beneficiary designated for Company-sponsored life insurance, or, if no such beneficiary is specified, to the Participant's estate.

SECTION 9. RESTRICTIONS ON RESTRICTED STOCK

     a. Restricted Stock issued under the Stock Plan pursuant to Section 8 hereof is issued subject to the provisions of Section 11 of the Stock Plan and, except as provided in Paragraph b. of this Section 9, may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the Participant has completed the following periods of continuous employment with the Company immediately following the end of the Plan Period:





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



    Number of Years of Continuous

    Employment Immediately Following       Percent of Shares of Restricted Stock
    End of Plan Period                     No Longer Subject to Restriction
    --------------------------------       ------------------------------------

    Less than one year                                         0%
    One Year                                                  50%
    Two years                                                 100%

     b. In the event that a Participant's employment with the Company is terminated at any time prior to the expiration of two years following the end of the Plan Period by reason of death, total disability, Retirement or redundancy, any restrictions to which Restricted Stock awarded to such participant under the Plan would otherwise be subject at the date of such termination shall cease to exist as of the date of such termination.

SECTION 10. PRORATION OF AWARDS

     a. In the event that an individual becomes a Participant during the Plan Period, any Award granted to such Participant will be prorated for the period of participation in the Plan and will be paid in accordance with the provisions of
Section 8 hereof.

     b. In the event that a Participant's employment with the Company is terminated by reason of death, total disability, Retirement or redundancy at any time during the Plan Period, any Award granted to such Participant will be prorated for the period of participation in the Plan and will be paid no later than the March 15th first following the close of the Plan Period.

SECTION 11. CHANGE IN CONTROL

     For purposes of this Plan:

     a. "Change in Control" of the Company shall mean, subject to the provisions of paragraph b. below, a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation such a change in control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at election of directors ("Voting Securities"), or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by


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



Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%. For purposes of this paragraph, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person" as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, or a mutual fund or other investor that does not engage in managing or directing the management of entities in which it invests, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

     b. An event that causes the 20% threshold specified in paragraph a. above to be crossed that is an acquisition of securities directly from the Company shall not constitute a Change in Control unless it results in a Person becoming the beneficial owner of 40% or more of the Voting Securities of the Company.

     In the event that a Change in Control of the Company occurs, the provisions of any valid and enforceable Change in Control agreement between the Participant and the Company shall prevail. In the absence of any such agreement, each Participant shall receive in a lump-sum on or before the fifth business day following the Change in Control the Target Number of Shares, which shares shall be fully registered and transferable. To the extent that duly registered shares of the Company's common stock are not available to make the payments specified in this paragraph, each Participant shall receive a lump sum payment in cash, within five business days after the date of the Change in Control, of the Target Amount.

SECTION 12. TERMINATION OF THE PLAN

     The Plan may be terminated at any time. No termination of the Plan shall affect the Company's obligation with respect to any benefits theretofore accrued. In the event of the Plan termination, the Plan Period shall end on the effective date of the termination of the Plan.



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